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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2002 (November 27, 2002)

DRS Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-8533 (Commission File Number)	13-2632319 (IRS Employer Identification No.)
5 Sylvan Way, Parsippany, New Jersey 07054 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (973) 898-1500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On November 27, 2002, DRS Technologies, Inc. ("DRS Technologies") acquired Paravant Inc. for approximately $92 million in cash and assumed approximately $16 million in debt. Pursuant to a short form merger, Prince Merger Corporation, a Florida corporation and wholly-owned subsidiary of DRS Technologies, merged with and into Paravant Inc., a Florida corporation. As a result of the merger, the corporate existence of Prince Merger Corporation ceased and Paravant Inc., the surviving corporation in the merger, became a wholly-owned subsidiary of DRS Technologies. The merger was consummated pursuant to the terms and conditions of the Agreement and Plan of Merger, dated October 23, 2002, by and among DRS Technologies, Prince Merger Corporation and Paravant Inc. Immediately prior to the merger, DRS Technologies, through its wholly-owned subsidiary Prince Merger Corporation, owned approximately 85.8% of the outstanding shares of Paravant Inc.

        Former shareholders of Paravant Inc. whose shares were outstanding immediately prior to the merger became entitled to receive $4.75 in cash per share of common stock of Paravant Inc. owned as of the merger. The source of funds used by DRS Technologies to consummate the acquisition of Paravant Inc. was generally available corporate funds and funds acquired pursuant to the terms of the Credit Agreement, dated as of September 28, 2001, as amended and restated as of November 26, 2002, by and among DRS Technologies, as borrower, the lenders thereto, Wachovia Bank, National Association, as Administrative Agent for the lenders, TD Securities (USA), Inc., as Syndication Agent, and Bear Stearns Corporate Lending, Inc. and Fleet National Bank, as Documentation Agents.

Item 5. Other Events and Regulation FD Disclosure

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statement Information

        The unaudited pro forma condensed combined financial statements set forth below are presented to reflect the pro forma effects of (i) our July 15, 2002 acquisition of the Navy Controls Division of Eaton Corporation (NCD), (ii) our November 27, 2002 acquisition of Paravant Inc. (Paravant), (iii) our September 28, 2001 acquisition of the Sensors and Electronic Systems (SES) business of The Boeing Company (collectively referred to as the Acquisitions) and (iv) the November 26, 2002 amendment to our credit facility increasing our borrowing capacity by $100 million to a total facility of $338.6 million, $85.0 million of which is being used to fund the Paravant acquisition. We have elected to present unaudited pro forma condensed combined financial statement information, which is not required by the Securities and Exchange Commission's Rules and Regulations governing pro forma information, because we believe that providing the information will be informative to investors.

        The unaudited pro forma condensed combined statement of earnings (pro forma statement of earnings) for the year ended March 31, 2002 was prepared as if the Acquisitions had taken place on April 1, 2001. The pro forma statement of earnings for the six months ended September 30, 2002 was prepared as if the NCD and Paravant acquisitions had taken place on April 1, 2002. The results of operations of the acquired SES business are included in our historical operating results for the full six-month period ended September 30, 2002 as the business was acquired on September 28, 2001. The unaudited pro forma condensed combined balance sheet as of September 30, 2002 gives effect to the Paravant acquisition as if the transaction occurred on that date. As the acquisitions of NCD and SES were completed on July 15, 2002 and September 28, 2001, respectively, our historical September 30, 2002 balance sheet includes the assets acquired and liabilities assumed in those acquisitions. The Acquisitions have been accounted for using the purchase method of accounting and are included in our historical consolidated results of operations from their respective effective dates.

        The pro forma adjustments related to the NCD and Paravant acquisitions are based on preliminary purchase price allocations. Actual adjustments will be based on final appraisals and other analyses of fair values of acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, which will be completed after we obtain third-party appraisals and review all available data. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma financial statements and our results of operations and financial position. The pro forma statements of earnings do not reflect any potential cost savings that we believe would have resulted had the Acquisitions occurred on April 1, 2001.

        The unaudited pro forma condensed combined financial statements are based on, and should be read together with, our historical consolidated financial statements as of and for the year ended March 31, 2002, and our unaudited consolidated financial statements as of and for the six months ended September 30, 2002 included in our Form 10-K for the fiscal year ended March 31, 2002 and our Form 10-Q for the period ended September 30, 2002, respectively. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Acquisitions and amendment to our credit facility been completed as of April 1, 2001 or of the results of operations that may be attained by us in the future.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Fiscal Year Ended March 31, 2002
(in thousands, except per share data)

	Historical(1)
					Pro Forma Adjustments		Pro Forma DRS
	DRS(1)	Paravant(2)	NCD(2)	SES(2)
Revenues	$517,200	$55,767	$107,460	$53,557	$—		$733,984
Costs and expenses	467,431	48,905	102,508	54,370	4,022	(3)	677,236

Operating income (loss)	49,769	6,862	4,952	$(813)	(4,022)		56,748

Interest income	1,144	—	—		—		1,144
Interest and related expenses	10,954	1,192	—		6,672	(4)	18,818
Other income (expense), net	8	(155)	1,324		—		1,177

Earnings before minority interests and income taxes	39,967	5,515	6,276		(10,694)		40,251
Minority interest	1,606	—	—		—		1,606

Earnings before income taxes	38,361	5,515	6,276		(10,694)		38,645
Income taxes	18,030	2,964	1,576		(4,833	)(5)	17,737

Net earnings	$20,331	$2,551	$4,700		$(5,861)		$20,908

Earnings per share of common stock:
Basic earnings per share	$1.52						$1.56
Diluted earnings per share	$1.41						$1.45
Weighted average number of shares of common stock outstanding:
Basic	13,408						13,408
Diluted	14,455						14,455

See accompanying notes to Unaudited Pro Forma Condensed Combined Statements of Earnings.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF EARNINGS

Six Months Ended September 30, 2002
(in thousands, except per share data)

	Historical(1)
				Pro Forma Adjustments		Pro Forma DRS
	DRS(1)	Paravant(2)	NCD(2)
Revenues	$292,434	$37,531	$22,063	$—		$352,028
Costs and expenses	263,038	31,656	23,321	(498)	(3)	317,517

Operating income (loss)	29,396	5,875	(1,258)	498		34,511
Interest income	683	—	—	—		683
Interest and related expenses	4,755	381	—	2,333	(4)	7,469
Other (expense) income, net	(390)	(151)	75	—		(466)

Earnings before minority interests and income taxes	24,934	5,343	(1,183)	(1,835)		27,259
Minority interest	680	—	—	—		680

Earnings before income taxes	24,254	5,343	(1,183)	(1,835)		26,579
Income taxes	11,157	2,089	(737)	(771)	(5)	11,738

Net earnings	$13,097	$3,254	$(446)	$(1,064)		$14,841

Earnings per share of common stock:
Basic earnings per share	$0.78					$0.88
Diluted earnings per share	$0.74					$0.84
Weighted average number of shares of common stock outstanding:
Basic	16,853					16,853
Diluted	17,609					17,609

See accompanying notes to Unaudited Pro Forma Condensed Combined Statements of Earnings.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF EARNINGS

        1. The DRS historical balances represent the consolidated statements of earnings of DRS Technologies, Inc. for the fiscal year ended March 31, 2002 and for the six months ended September 30, 2002 included in our Form 10-K for the fiscal year ended March 31, 2002 and Form 10-Q for the period ended September 30, 2002, respectively.

        On November 27, 2002 we completed our acquisition of Paravant Inc. for approximately $92.0 million in cash and the assumption of approximately $16.0 million in debt. We financed the acquisition with $75.0 million of term loan borrowings and $10 million of revolving line of credit borrowings under our amended credit facility (see below) and with $7 million of existing cash on hand. Concurrent with the acquisition, we repaid $12.0 million of outstanding debt of Paravant also with existing cash on hand. In addition to the purchase price, we estimated that the costs related to the acquisition, including professional fees would be approximately $8.0 million.

        In connection with the acquisition, on November 26, 2002, we amended our $240 million secured credit facility with Wachovia Bank (original credit facility), whereby we increased the overall facility by $100 million. The new credit facility consists of a $213.6 million term loan and a $125 million revolving line of credit. The original credit facility consisted of a term loan in the principal amount of $140 million and a $100 million revolving line of credit, of which $138.6 million was outstanding under the term loan at September 30, 2002.

        On July 15, 2002, we acquired the assets and assumed certain liabilities of the Navy Controls Division of Eaton Corporation (NCD) for $92.2 million in cash, subject to adjustment. In addition to the purchase price, we estimated that the costs related to the acquisition, including professional fees, would be approximately $3.0 million. We financed the acquisition with existing cash on hand.

        On September 28, 2001, we acquired certain assets and assumed certain liabilities of the Sensors and Electronic Systems business of The Boeing Company (SES). We paid $60.1 million for the acquisition. In addition to the purchase price, the costs related to the acquisition, including professional fees were $4.0 million. We financed the acquisition, as well as the related acquisition costs, with borrowings under our original credit facility.

        The acquired SES business did not operate as a stand-alone business within The Boeing Company. Because the business did not operate on a stand-alone basis, the historical financial statements may not be representative of the complete results of operations of the SES business for the period presented.

        2. The historical balances represent the statements of earnings of Paravant, NCD and SES. We prepare our consolidated financial statements on the basis of a fiscal year ending March 31. The financial statements of Paravant have historically been prepared on the basis of a fiscal year ending September 30, and the historical financial statements of the NCD and SES businesses have been prepared on a calendar year basis. As stated under United States Securities and Exchange Commission Regulation S-X, Article 11, if the fiscal year end of an entity that we acquire differs from our fiscal year end by more than 93 days, the acquired entity's statement of earnings must be brought within 93 days of our fiscal year end. The following summarizes the historical periods presented for purposes of our pro forma presentation:

  (i)
  Paravant's fiscal year end of September 30, is not within 93 days of our fiscal year end. Consequently, the unaudited pro forma condensed combined statement of earnings for the year ended March 31, 2002 includes the Paravant unaudited historical statement of earnings for the twelve-month period ended June 30, 2002. The historical statement of earnings for the six months ended September 30, 2002, includes the three-month period ended June 30, 2002 which is also included in the historical statement of earnings for the twelve months ended

    June 30, 2002, derived as discussed above. Summarized operating information about the overlapping three-month period ended June 30, 2002 is as follows:

Three Months Ended June 30, 2002
(in thousands)
Revenues	$15,497
Expenses	14,568

Net Income	$929

  (ii)
  The historical balances of NCD represent the statement of earnings as reported in the audited financial statements of NCD for the year ended December 31, 2001. The historical statement of earnings for the six-month period represents NCD's statement of earnings for the period from January 1, 2002, to March 31, 2002, derived from the unaudited historical financial statements of NCD and the three-month period ended September 30, 2002 included in our historical results of operations. NCD's results of operations have been included in our financial statements since its acquisition on July 15, 2002.

  (iii)
  The historical balances of SES represent the six-month period from January 1, 2001 to June 30, 2001, derived from the unaudited historical financial statements of SES and the six-month period ended March 31, 2002 included in our historical results of operations. SES's results of operations have been included in our financial statements since its acquisition on September 28, 2001.

        3. Adjustments to costs and expenses for the Acquisitions are presented in the table below:

	Increase (Decrease) to Costs and Expenses
	Twelve Months Ended March 31, 2002	Six Months Ended September 30, 2002
	(in thousands)
General and administrative expenses capitalized into inventory (a):
Paravant	$581	$126
NCD	1,079	(1,206)
SES	2,228	—

Total general and administrative expense adjustment	3,888	(1,080)

Amortization of acquired intangible assets (b):
Paravant	1,000	500
NCD	330	82
SES	428	—

Total acquired intangible amortization adjustment	1,758	582

Goodwill amortization (c):
Paravant	(760)	—
NCD	(864)	—

Total goodwill amortization adjustment	(1,624)	—

Total adjustments to costs and expenses	$4,022	$(498)

          (a) The Paravant, NCD and SES businesses historically recognized general and administrative expenses as a period cost. To be consistent with our accounting policy, certain amounts of general and administrative expenses were capitalized into inventory for this pro forma financial statement presentation.

          (b) For purposes of this pro forma presentation we have estimated that the acquired intangible assets from the Paravant acquisition will be $10.0 million, with an estimated weighted average useful life of ten years. As the purchase price allocation for Paravant has not yet been completed and the allocation of purchase price to acquired intangible assets will likely change, a $1.0 million increase/decrease in acquired intangible assets would result in an increase/decrease in amortization expense of approximately $0.1 million per fiscal year. The acquired intangible assets from the NCD and SES acquisitions were $6.6 million and $14.0 million respectively, with the NCD acquired intangibles being amortized over approximately 20 years and the SES acquired intangibles being amortized over approximately 17 years.

          (c) Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), which was applicable for acquisitions consummated subsequent to June 30, 2001, we are not required to amortize goodwill or intangible assets with indefinite useful lives. We adopted SFAS 142 on April 1, 2001. Accordingly, we have recorded adjustments of 1) $0.8 million to eliminate Paravant's goodwill amortization for the three-month period ended September 30, 2001, which is included in Paravant's historical statement of earnings for the twelve-month period ended June 30, 2002 and 2) $0.9 million to eliminate NCD's goodwill amortization for the twelve-month period ended December 31, 2001, which is included in NCD's historical statement of earnings for such period. Subsequent to September 30, 2001 and December 31, 2001, Paravant and NCD, respectively, ceased amortizing goodwill in accordance with SFAS 142.

        4. As discussed above, we financed the SES acquisition and a portion of the Paravant acquisition with $64.1 million of borrowings, which includes $4.0 million of acquisition costs, under our original credit facility, and $85.0 million of borrowings under our amended credit facility, respectively. The pro forma statements of earnings include adjustments for additional interest expense of $6.1 million ($4.2 million for Paravant and $1.9 million for the SES business) and $2.1 million (Paravant only) for the twelve months ended March 31, 2002 and the six months ended September 30, 2002, respectively. The adjustments were calculated using our September 30, 2002 average interest rate of approximately 4.9% for Paravant and 5.9% for SES. A 0.125% increase/decrease in the average prevailing interest rates on our outstanding variable rate debt would result in an increase/decrease in interest expense of approximately $0.1 million and $0.1 million for the corresponding year and six-month periods. The pro forma interest expense adjustments for the year and six months ended March 31, 2002 and September 30, 2002 also include adjustments of $0.6 million and $0.2 million, respectively, for a portion of the amortization of deferred financing fees incurred in connection with amending our credit facility.

        5. The adjustments to income taxes for the twelve months ended March 31, 2002 include the income tax effect on the pro forma adjustments related to the Acquisitions, as well as the historical net loss of SES using a statutory (federal and state) tax rate of 42%. The adjustments to income taxes for the six months ended September 30, 2002 include the income tax effect on the pro forma adjustments using a statutory tax rate of 42%.

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

As of September 30, 2002
(in thousands)

	Historical
			Pro Forma Adjustments		Pro Forma DRS
	DRS(1)	Paravant(2)
Assets
Current Assets:
Cash and cash equivalents	$40,207	$4,199	$(30,000)	(3)	$14,406
Accounts receivable, net	123,992	10,304	—		134,296
Inventories, net of progress payments	110,328	6,794	—		117,122
Prepaid expenses and other current assets	16,027	6,917	—		22,944

Total current assets	290,554	28,214	(30,000)		288,768
Property, plant and equipment, net	63,893	9,104	—		72,997
Acquired intangible assets, net	39,660	3,168	6,832	(4)	49,660
Goodwill	241,666	24,281	55,811	(4)	321,758
Other assets	17,262	1,417	3,000	(5)	21,679

	$653,035	$66,184	$35,643		$754,862

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$1,400	$312	$—		$1,712
Other current liabilities	228,337	11,518	—		239,855

Total current liabilities	229,737	11,830	—		241,567
Long-term debt, excluding current installments	137,200	15,736	73,000	(5)	225,936
Other noncurrent liabilities	12,905	1,261	—		14,166

Total liabilities	379,842	28,827	73,000		481,669
Total stockholders' equity	273,193	37,357	(37,357)	(6)	273,193

Commitments and contingencies
	$653,035	$66,184	$35,643		$754,862

See accompanying notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

1.
The DRS historical balances represent the consolidated balance sheet of DRS Technologies, Inc. as of September 30, 2002 included in our Form 10-K for the fiscal year ended March 31, 2002 and our Form 10-Q for the period ended September 30, 2002, respectively. On July 15, 2002, we acquired the assets and assumed certain liabilities of NCD for $92.2 million in cash. In addition to the purchase price we estimated that the costs related to the acquisition, including professional fees would be approximately $3.0 million. The results of operations of NCD have been included in our historical financial statements since the date of acquisition. The purchase price has been allocated to the estimated fair value of the assets acquired and liabilities assumed on a preliminary basis. We are in the process of obtaining third-party valuations of the assets acquired and liabilities assumed, as well as performing our own internal assessment of the acquired contracts. All of the data required to value the acquired contracts is not currently available and at this time it is not practicable to reasonably estimate their final valuations for this pro forma presentation. The fair value of the acquired contracts will be valued at their remaining contract value less our estimate to complete and a profit margin commensurate with the profit margin we earn on similar contracts. Therefore, the preliminary purchase price allocation is likely to change and such change may have a material effect on the accompanying unaudited pro forma financial statements and our financial statements. We expect to complete the purchase price allocation in the fourth quarter of fiscal 2003.

2.
The Paravant historical balances represent the consolidated balance sheet of Paravant Inc. as of September 30, 2002, as reported in the unaudited historical consolidated financial statements of Paravant Inc.

3.
The pro forma adjustments reflected in cash consist of the following:

As of September 30, 2002
(in thousands)
Finance a portion of Paravant acquisition	$(7,000)
Repayment of a portion of Paravant's outstanding debt	(12,000)
Deferred acquisition costs—Paravant	(8,000)
Deferred financing fees—amended credit agreement	(3,000)

Total	$(30,000)

4.
On November 27, 2002, we acquired Paravant for approximately $92.0 million in cash and the assumption of approximately $16.0 million in debt. In addition to the purchase price, we estimated that the costs related to the acquisition, including professional fees, would be approximately $8.0 million. The results of operations of Paravant will be included in our financial statements subsequent to the date of acquisition. The purchase price has been allocated to the estimated fair value of the assets acquired and liabilities assumed on a preliminary basis. We are in the process of obtaining third-party valuations of the assets acquired and liabilities assumed, as well as performing our own internal assessment of the acquired contracts. All of the data required to value the acquired contracts is not currently available and at this time it is not practicable to reasonably estimate their final valuations for this pro forma presentation. The fair value of the acquired contracts will be valued at their remaining contract value less our estimate to complete and a profit margin commensurate with the profit margin we earn on similar contracts. Therefore, the preliminary purchase price allocation is likely to change and such change may have a material effect on the accompanying unaudited pro forma financial statements and our financial statements.

  The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed:

November 27, 2002
(in thousands)
Net book value of assets acquired	$37,357
Estimated incremental acquired intangible assets	6,832
Estimated incremental goodwill	55,811

Total purchase price—including acquisition related costs of $8.0 million	$100,000

5.
The pro forma balance sheet includes adjustments to reflect additional bank borrowings of $85.0 million to fund the Paravant acquisition and $3.0 million of deferred financing fees incurred in connection with amending our credit facility. Concurrent with the acquisition of Paravant, we repaid $12.0 million of outstanding debt of Paravant with existing cash on hand.

6.
These adjustments eliminate Paravant's historical stockholders' equity balances.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

2.1	Agreement and Plan of Merger, dated October 23, 2002, by and among the Registrant, Prince Merger Corporation and Paravant (incorporated by reference to Exhibit (d) (1) to Schedule to Tender Offer Statement filed with the Commission on October 28, 2002).
99.1	Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRS TECHNOLOGIES, INC. (Registrant)
Date: December 2, 2002	By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 23, 2002, by and among the Registrant, Prince Merger Corporation and Paravant (incorporated by reference to Exhibit (d)(1) to Schedule to Tender Offer Statement filed with the Commission on October 28, 2002).
99.1	Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Financial Statement Information
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS Fiscal Year Ended March 31, 2002 (in thousands, except per share data)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS Six Months Ended September 30, 2002 (in thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of September 30, 2002 (in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SIGNATURES
Exhibit Index